EXHIBIT 23.3

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.
INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our estimates of reserves included in Cano Petroleum, Inc.’s Annual Report (Form 10-KSB) for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

/s/ Mark Murray
FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas
May 24, 2007